UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROSPECT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	43-2048643
(State of incorporation or	(I.R.S. Employer or
organization)	Identification No.)

10 East 40th Street, 42nd Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-236415

Securities to be registered pursuant to Section 12(g) of the Act:
7.50% Series A5 Preferred Stock, par value $0.001
7.50% Series M5 Preferred Stock, par value $0.001

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Prospect Capital Corporation (the “Company”) hereby incorporates by reference (i) the description of its 7.50% Series A5 Preferred Stock (the “A5 Shares”) and 7.50% Series M5 Preferred Stock (the “M5 Shares”) to be registered hereunder, set forth under the section entitled “The Offering” in the Company’s prospectus supplement dated December 29, 2023, as amended on September 6, 2024, October 17, 2024 and December 27, 2024 (the “Prospectus Supplement”), as filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2023 and amended on September 6, 2024, October 17, 2024 and December 27, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), to the prospectus dated February 10, 2023 (the “Prospectus”), constituting part of the Registration Statement on Form N-2 (File No. 333-269714) of the Company, filed with the SEC under the Securities Act on February 10, 2023; (ii) the related information under the headings “Description of Our Capital Stock — Preferred Stock” and “Description of Our Preferred Stock” in the Prospectus and “Description of the Preferred Stock” in the Prospectus Supplement; and (iii) any description of the A5 Shares and M5 Shares included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The A5 Shares and M5 Shares are not listed on any national securities exchange.

ITEM 2. EXHIBITS.

The following exhibits are included, or incorporated by reference, in this registration statement (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
3.1	Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on May 9, 2014.
3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on December 11, 2015.
3.3	Articles of Amendment, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on August 5, 2020.
3.4	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on August 5, 2020.
3.5	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on November 4, 2020.
3.6	Certificate of Correction to the Articles Supplementary of Prospect Capital Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, filed on November 4, 2020.
3.7	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on May 26, 2021.
3.8	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on July 19, 2021.
3.9	Certificate of Correction to the Articles Supplementary of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on July 19, 2021.
3.10	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on February 23, 2022.
3.11	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on June 9, 2022.
3.12	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on October 12, 2022.
3.13	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on October 12, 2022.

3.14	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on February 13, 2023.
3.15	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on December 29, 2023
3.16	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.2 of the Company's Form 8-K, filed on December 29, 2023.
3.17	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on October 17, 2024.
3.18	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company's Form 8-K, filed on December 30, 2024.
10.1	Amended and Restated Dealer Manager Agreement, dated February 25, 2021, by and between the Company and Preferred Capital Securities, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on February 25, 2021.
10.2	Amendment No. 1 to Amended and Restated Dealer Manager Agreement, dated June 9, 2022, by and between the Company and Preferred Capital Securities, LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on June 9, 2022.
10.3	Amendment No. 2 to Amended and Restated Dealer Manager Agreement, dated October 7, 2022, by and between the Company and Preferred Capital Securities, LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on October 12, 2022.
10.4	Amendment No. 3 to Amended and Restated Dealer Manager Agreement, dated February 10, 2023 and between the Company and Preferred Capital Securities, LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on February 13, 2023.
10.5	Amendment No. 4 to Amended and Restated Dealer Manager Agreement, dated December 29, 2023 and between the Company and Preferred Capital Securities, LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on December 29, 2023.
10.6	Amendment No. 5 to Amended and Restated Dealer Manager Agreement, dated October 17, 2024 and between the Company and Preferred Capital Securities, LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on October 17, 2024.
10.7	Amendment No. 6 to Amended and Restated Dealer Manager Agreement, dated December 27, 2024 and between the Company and Preferred Capital Securities, LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on December 30, 2024.
10.8	Preferred Stock Dividend Reinvestment Plan, incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed on December 30, 2024

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSPECT CAPITAL CORPORATION
(Registrant)

Date: December 30, 2024	By:	/s/ M. Grier Eliasek
		Name:	M. Grier Eliasek
		Title:	President and Chief Operating Officer